EXHIBIT 22





                              COLUMBUS ENERGY CORP.
                                  SUBSIDIARIES

                                November 30, 1999



            Name                                  Ownership
            ----                                  ---------
     Columbus Gas Services, Inc.                     100%

     Columbus Texas, Inc.                            100%

     Columbus Energy, L.P. (as general partner)        1%